Securities Purchased Pursuant to rule 10F3
Morgan Grenfell High Yield Bond Fund April to June 2000
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
				Security Purchased			Comparison Security		Comparison Security

Issuer			Fairpoint Communications		Madison River Cap.		MGC Communications

Underwriters		Salomon, DB Alex. Brown			GS, Bear Stearns, Chase, 	Bear Stearns, Salomon, 										MSDW					Goldman, Merrill, UBS

Years of continuous
operation, including
predecessors		> 3 years					> 3 years				> 3 years

Security 			FRPT 12.5%, 5/1/10			MADRIV 13.25%, 3/1/10		MPWR 13%, 4/1/10

Is the affiliate a
manager or co-manager
of offering?		co-manager					no					no

Name of underwriter or
dealer from which
purchased			Salomon					n/a					n/a

Firm commitment
underwriting?		yes						yes					yes

Trade date/Date of
Offering			5/19/2000					2/14/2000				3/17/2000

Total dollar amount of
offering sold to QIBs	$200,000,000 				$200,000,000			$250,000,000

Total dollar amount of
any concurrent public
offering	 		$-  				 		$- 	  				$-

Total				$200,000,000				$200,000,000			$250,000,000

Public offering price	100.00 					98.631				97.288

Price paid if other
than public offering
price	 			same 						n/a					n/a

Underwriting spread or
commission			5.00%						6.88%

Rating			B3/B-						Caa1/CCC+				B3/B-

Current yield		12.50%					13.43%				13.36%

Total par value
purchased			$2,000,000					n/a					n/a

$ amount of purchase	$2,000,000 					n/a					n/a

% of offering purchased
by fund			1.00%						n/a					n/a

% of offering purchased
by associated funds	0.00%						n/a					n/a

Total				1.00%						n/a					n/a

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